As filed with the Securities and Exchange Commission on October 7, 2022.

Registration No. 333-260306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jasper Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2984849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

(650) 549-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald Martell
President and Chief Executive Officer
Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
(650) 549-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Samantha H. Eldredge, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 18, 2021, the Registrant filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-260306) (the “Registration Statement”), which was initially declared effective by the SEC on October 26, 2021. The Registrant subsequently filed a Post-Effective Amendment No. 1 on Form S-1 (“Post-Effective Amendment No. 1”) on March 24, 2022 to include information contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 18, 2022 and to update certain other information in the Registration Statement. The Post-Effective Amendment No. 1 was declared effective by the SEC on March 29, 2022.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 2”) is being filed by the Registrant (i) to convert the registration statement on Form S-1 into a registration statement on Form S-3, (ii) to include updated information regarding the selling stockholders named in the prospectus contained herein and (iii) to update certain other information in the prospectus contained herein.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration and filing fees payable in connection with the securities covered by this Post-Effective Amendment No. 2 were paid at the time of the original filing of the Registration Statement on October 18, 2021.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 7, 2022

Preliminary Prospectus

Jasper Therapeutics, Inc.

31,019,499 Shares of Voting Common Stock

Up to 4,999,863 shares of Voting Common Stock

Issuable Upon Exercise of Warrants

This prospectus relates to: (i) the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”) of up to 31,019,499 shares (the “Resale Shares”) of our voting common stock, par value $0.0001 per share (“Common Stock”), and (ii) the issuance by us and the resale of up to 4,999,863 shares of Common Stock upon the exercise of outstanding warrants (the “Public Warrants”). The Resale Shares consist of: (i) 1,050,000 shares of Common Stock (the “Sponsor Shares”) held by Amplitude Healthcare Holdings LLC (the “Sponsor”) that were issued upon conversion on September 24, 2021 of shares of our former Class B Common Stock in connection with the Business Combination (as defined below) that were previously issued to the Sponsor on August 23, 2019 in a private placement to the Sponsor; (ii) 19,073,477 shares of Common Stock (the “Merger Shares”) issued to certain of the Selling Stockholders on September 24, 2021 in connection with the Business Combination; (iii) 385,000 shares of our Common Stock issued upon conversion of 385,000 shares of our non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock”), that occurred on September 9, 2022 (the “Converted Shares”), (iv) up to 911,022 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of 911,022 shares of our Non-Voting Common Stock issued to a Selling Stockholder on September 24, 2021 in connection with the Business Combination; and (v) 9,600,000 shares of Common Stock (the “PIPE Shares”) issued on September 24, 2021 in a private placement in connection with the closing of the Business Combination pursuant to those certain subscription agreements, dated May 5, 2021 between us and certain of the Selling Stockholders (the “Subscription Agreements”).

On September 24, 2021, we consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated May 5, 2021 (the “Business Combination Agreement”), by and among us, Ample Merger Sub, Inc., our then-wholly owned subsidiary, and the pre-Business Combination Jasper Therapeutics, Inc. (now named Jasper Tx Corp.) (“Legacy Jasper”). We are registering the resale of the Sponsor Shares, the Merger Shares, the Converted Shares and the Conversion Shares as required by that certain Amended and Restated Registration Rights Agreement by and among us, the Sponsor and certain other stockholders, dated September 24, 2021. We are registering the resale of the PIPE Shares as required by the Subscription Agreements. We are registering the issuance by us and the resale of up to 4,999,863 shares of Common Stock upon the exercise of the Public Warrants as required under the terms of the Public Warrants.

Our registration of the Resale Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Resale Shares. The Selling Stockholders may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 26 of this prospectus. We will not receive any of the proceeds from the Resale Shares sold by the Selling Stockholders. We will receive the proceeds from any exercise of the Public Warrants for cash, but not from the resale of the Resale Shares registered hereby by the Selling Stockholders.

No underwriter or other person has been engaged to facilitate the sale of the shares of our Common Stock in these offerings. The Selling Stockholders may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the Resale Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of our Common Stock hereunder. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Shares.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR”. On October 6, 2022, the last reported sales price per share of our Common Stock was $0.89. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”. On October 6, 2022, the closing sale price per Public Warrant was $0.06.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission (the “SEC”). See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” and any amendments or supplements carefully before you invest in any of our securities.

Investing in our Common Stock involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and under similar headings in any amendments or supplements to this prospectus and in the documents that are incorporated by reference into this prospectus.

Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of our Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, up to an aggregate of 31,019,499 shares of our Common Stock in one or more offerings. We will not receive any of the proceeds from the Resale Shares sold by the Selling Stockholders. We will receive the proceeds from any exercise of the Public Warrants for cash, but not from the resale of the underlying Resale Shares registered hereby by the Selling Stockholders. If required, each time a Selling Stockholder offers shares of our Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement, a post-effective amendment or any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplement, any post-effective amendment and any related free writing prospectus and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement or post-effective amendment is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement or post-effective amendment. To the extent any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. If there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. Please carefully read both this prospectus and any prospectus supplement or post-effective amendment and any related free writing prospectus together with the additional information described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying any of the securities offered.

The Selling Stockholders are offering the Resale Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Resale Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Resale Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus also relates to the issuance by us of up to 4,999,863 shares of our Common Stock issuable upon the exercise of the Public Warrants. We will not receive any proceeds from the sale of shares of our Common Stock issuable upon exercise of the Public Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Public Warrants for cash.

On September 24, 2021, we consummated the previously announced Business Combination pursuant to the Business Combination Agreement, by and among us, Merger Sub and Legacy Jasper. Pursuant to the terms of the Business Combination Agreement, a business combination between us and Legacy Jasper was effected through the merger of Merger Sub with and into Legacy Jasper with Legacy Jasper surviving as our wholly-owned subsidiary. In connection with the Business Combination, we changed our name from Amplitude Healthcare Acquisition Corporation to Jasper Therapeutics, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company”, “Jasper”, “we”, “us”, “our”, and similar terms refer to Jasper Therapeutics, Inc., a Delaware corporation formerly known as Amplitude Healthcare Acquisition Corporation, and its consolidated subsidiaries. References to “Legacy Jasper” refer to the private Delaware corporation that is now our wholly-owned subsidiary and named Jasper Tx Corp. (formerly known as Jasper Therapeutics, Inc.).

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the impact of the Business Combination on our business, financial condition, liquidity and results of operations;

●	our ability to research, discover and develop additional product candidates;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes and benefits of our product candidates;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain funding for our operations;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our ability to maintain the listing of our public securities on the Nasdaq Capital Market;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements; and

●	the effect of the continuing COVID-19 pandemic on the foregoing.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 18, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continuing COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Certain Defined Terms

●	“Amended and Restated Certificate of Incorporation” means the second amended and restated certificate of incorporation of Jasper Therapeutics, Inc., filed with Secretary of State of the State of Delaware on September 24, 2021.

●	“Amended and Restated Bylaws” means the second amended and restated bylaws of Jasper Therapeutics, Inc., effective as of September 24, 2021.

●	“AMHC” means, Amplitude Healthcare Acquisition Corporation, a Delaware corporation and our predecessor company.

●	“Board” means our board of directors.

●	“Closing” means the closing of the Business Combination.

●	“Continental” means Continental Stock Transfer & Trust Company.

●	“Initial Public Offering” means the initial public offering of shares of AMHC Class A Common Stock by AMHC, which closed on November 22, 2019.

●	“Merger Sub” means Ample Merger Sub, Inc., a Delaware corporation that was a wholly owned subsidiary of AMHC prior to the Closing and that, pursuant to the Business Combination, was merged with and into Legacy Jasper, with Legacy Jasper continuing as our wholly-owned subsidiary named Jasper Tx Corp.

●	“PIPE Financing” means private placement of an aggregate of 10,000,000 shares of AMHC Class A Common Stock to the PIPE Investors pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, for a purchase price of $10.00 per share, resulting in an aggregate amount of $100 million to AMHC, pursuant to Subscription Agreements with the PIPE Investors.

●	“PIPE Investors” means those investors participating in the PIPE Financing.

●	“Public Warrants” means the 4,999,863 warrants included as a component of the AMHC units sold in the Initial Public Offering, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms.

●	“Warrant Agreement” means the warrant agreement dated as of November 19, 2019, by and between AMHC and Continental, as warrant agent.

v

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Before you decide whether to purchase shares of our Common Stock, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, as well as the exhibits to the registration statement of which this prospectus is a part.

Our Company

We are a clinical-stage biotechnology company dedicated to enabling cures through hematopoietic stem cell therapy. We are focused on the development and commercialization of safer and more effective conditioning agents and mRNA-based stem cell engineering to allow for expanded use of stem cell transplantation and ex vivo gene therapy, a technique in which genetic manipulation of cells is performed outside of the body prior to transplantation. We are also developing novel therapeutics directed at diseased hematopoietic stem cells.

Our drug development pipeline includes multiple product candidates designed to improve hematopoietic stem cell therapy. Our lead product candidate, JSP191, is in clinical development as a novel conditioning antibody that clears hematopoietic stem cells from bone marrow in patients prior to undergoing allogeneic stem cell therapy or stem cell gene therapy. We plan to initiate a registrational clinical study in acute myeloid leukemia (“AML”) patients undergoing stem cell transplantation by the end of the first quarter of 2023. Based on the single agent depletion observed in our Phase 1 study of myelodysplastic syndrome (“MDS”) patients undergoing stem cell transplant, we are also initiating a pilot study of JSP191 as a therapeutic in lower-risk MDS, which we expect to commence in the fourth quarter of this year. Beyond JSP191, we are developing stem cell grafts transiently reprogrammed using mRNA that have a competitive advantage over endogenous hematopoietic stem cells (“HSCs”), enabling higher levels of engraftment designed to remove the need for highly toxic conditioning of the patient and lower the risk of other serious complications that limit current stem cell transplants. We plan to continue to expand our pipeline to include other novel stem cell therapies based on immune modulation, graft engineering and cell or gene therapies. Our goal is to expand the use of curative stem cell transplant and gene therapies for all patients, including children and the elderly.

The following chart summarizes the status and development plan for the product candidates in our pipeline. We own worldwide rights to each of our programs.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 18, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find Additional Information.”

See the section entitled “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Background

On September 24, 2021 (the “Closing Date”), AMHC consummated the previously announced Business Combination pursuant to the terms of the Business Combination Agreement by and among AMHC, Merger Sub and Legacy Jasper.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into Legacy Jasper (the “Merger”), with Legacy Jasper as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Jasper became a wholly-owned subsidiary of AMHC and changed its name to “Jasper Tx Corp.”, and (ii) AMHC changed its name to “Jasper Therapeutics, Inc.”.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of Legacy Jasper common stock and Legacy Jasper preferred stock outstanding immediately prior to the Effective Time was automatically cancelled, extinguished and converted into the applicable number of shares of our Common Stock or, in certain circumstances, our Non-Voting Common Stock, based on Legacy Jasper’s equity value, (ii) each vested and unvested option to purchase shares of Legacy Jasper’s common stock outstanding as of immediately prior to the Effective Time was cancelled in exchange for a comparable option to purchase shares of our Common Stock, based on Legacy Jasper’s equity value, and (iii) each unvested award of restricted shares of Legacy Jasper’s common stock outstanding immediately prior to the Effective Time was converted into a comparable right to receive restricted shares of our Common Stock, based on Legacy Jasper’s equity value. For purposes herein and in the Business Combination Agreement, Legacy Jasper’s equity value was deemed to be an agreed upon amount equal to $275.0 million.

In addition, as previously disclosed, concurrently with the execution of the Business Combination Agreement, on May 5, 2021, AMHC entered into subscription agreements (the “Subscription Agreements”) with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and AMHC agreed to issue and sell to the PIPE Investors, an aggregate of 10,000,000 shares of Class A Common Stock of AMHC at a price of $10.00 per share, for aggregate gross proceeds of $100.0 million. The PIPE Financing was consummated concurrently with the closing of the Merger.

In connection with the Merger, immediately prior to the Closing, each share of AMHC Class B Common Stock outstanding immediately prior to the Merger was converted into one share of AMHC’s Class A Common Stock, and following such conversion, all outstanding shares of AMHC’s Class A Common Stock were converted into an equivalent number of shares of our Common Stock.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual reports on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the Initial Public Offering, or December 31, 2024;

●	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Risk Factor Summary

●	Risks Related to Our Financial Position and Need for Additional Capital, including, among others, that:

●	We have incurred significant net losses and negative operating cash flows since our inception. We expect to incur net losses for the foreseeable future and may never achieve or maintain profitability.

●	We will need substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our research and product development programs or future commercialization efforts.

●	As a result of our history of losses and negative cash flows from operations, our consolidated financial statements contain a statement regarding a substantial doubt about our ability to continue as a going concern.

●	Risks Related to Discovery, Development, Manufacturing and Commercialization, including, among others, that:

●	We are substantially dependent on the success of our most advanced product candidate, JSP191. If we are unable to complete development of, obtain approval for and commercialize our product candidates, including JSP191, in a timely manner or at all, our business will be harmed.

●	We may not be successful in our efforts to identify, develop and commercialize additional product candidates. If these efforts are unsuccessful, we may never become a commercial stage company or generate any revenues.

●	mRNA stem cell grafts are a novel technology that is not yet clinically validated or human use. The approaches we are taking to create mRNA stem cell grafts are unproven and may never lead to marketable products.

●	If any of our product candidates cause serious adverse events, undesirable side effects or unexpected characteristics, such events, side effects or characteristics could delay or prevent regulatory approval of the product candidate, limit our commercial potential or result in significant negative consequences following any potential marketing approval.

●	Results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, and such results do not guarantee approval of a product candidate by regulatory authorities. In addition, our clinical trials to date have been limited in scope, and results received to date may not be replicated in expanded or additional future clinical trials.

●	We have never obtained regulatory approval for a drug, may never receive regulatory approval for any of our product candidates, and may therefore never generate revenues from product sales.

●	We face significant competition in an environment of rapid technological change, and there is a possibility that our competitors may achieve regulatory approval before us or develop therapies that are safer or more advanced or effective than ours, which may harm our financial condition and our ability to successfully market or commercialize our product candidates.

●	Risks Related to Regulatory Review, including, among others, that:

●	If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of such product candidates.

●	Stem cell transplant is a high-risk procedure with curative potential that may result in complications or adverse events for patients in our clinical trials or for patients that use any of our product candidates, if approved.

●	Risks Related to Our Relationships with Third Parties, including, among others, that:

●	We rely on third parties to conduct our preclinical and clinical trials and will rely on them to perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

●	We currently rely on a single manufacturer for our clinical supply of our product candidates. In the event of a loss of this manufacturer, or a failure by such manufacturer to comply with the U.S. Food and Drug Administration (“FDA”) regulations, we may not be able to find an alternative source on commercially reasonable terms, or at all.

●	Risks Related to Our Intellectual Property, including, among others, that:

●	We are highly dependent on intellectual property licensed from third parties, and termination of any of these licenses could result in the loss of significant rights, which would harm our business.

●	Our commercial success depends on our ability to obtain, maintain and protect our intellectual property and proprietary technology.

●	Risks Related to Ownership of Our Common Stock and Warrants, including, among others, that we will incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we changed our name to “Jasper Therapeutics, Inc.”.

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Offering

Shares of Common Stock offered by the Selling Stockholders

We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, an aggregate of 31,019,499 shares of our Common Stock, consisting of:

●   1,050,000 Sponsor Shares;

●   19,073,477 Merger Shares;

●   385,000 Converted Shares;

●   911,022 Conversion Shares; and

●   9,600,000 PIPE Shares.

Shares of Common Stock offered by the Company	4,999,863 shares, consisting of 4,999,863 shares that are issuable upon exercise of the Public Warrants.

Common Stock outstanding prior to exercise of Public Warrants	36,685,295 shares.

Shares of Common Stock outstanding assuming exercise of all Public Warrants	41,685,158 shares.

Exercise price of Public Warrants	$11.50, subject to adjustment as described herein.

Use of proceeds

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders.

We will receive up to an aggregate of approximately $57.5 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Public Warrants for cash. We expect to use the net proceeds from the exercise of the Public Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Market for our Common Stock and Public Warrants	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR”. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “JSPRW”.

Risk Factors	You should read the “Risk Factors” section of this prospectus and similar information included in the documents incorporated by reference for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

The number of shares of Common Stock outstanding is based on an aggregate of 36,685,295 shares of Common Stock outstanding as of June 30, 2022, and excludes:

●	6,023,166 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of June 30, 2022, with an exercise price of $2.33 per share;

●	5,000 shares of our common stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans as of June 30, 2022, with a weighted-average grant date fair value of $3.54 per share;

●	911,022 shares of Common Stock issuable upon the conversion of 911,022 shares of outstanding Non-Voting Common Stock (which outstanding number of shares of Non-Voting Common Stock gives effect to the conversion of 385,000 shares of Non-Voting Common Stock on September 9, 2022);

●	4,999,863 shares of Common Stock issuable upon the exercise of the outstanding Public Warrants as of June 30, 2022, with an exercise price of $11.50 per share;

●	up to 4,147,046 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan as of June 30, 2022, which contains provisions that may increase its share reserve each year;

●	up to 928,551 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan as of June 30, 2022, which contains provisions that may increase its share reserve each year; and

●	up to 1,295,672 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan as of June 30, 2022.

Risk Factors

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Market and Industry Data

Certain information contained in this prospectus and the documents incorporated by reference into this prospectus relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus and the documents incorporated by reference into this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus and the documents incorporated by reference into this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Use of Proceeds

We will receive no proceeds from the sale of the Resale Shares by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Resale Shares and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees.

We will receive up to an aggregate of approximately $57.5 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Public Warrants for cash, but will not receive any proceeds from the sale of the shares of our Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Public Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Public Warrants. There is no assurance that the holders of the Public Warrants will elect to exercise any or all of such Public Warrants. To the extent that the Public Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Public Warrants will decrease.

Selling Stockholders

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 30,108,477 shares of our Common Stock that were previously issued to the Selling Stockholders and up to 911,022 shares of our Common Stock that are issuable upon conversion of 911,022 shares of Non-Voting Common Stock previously issued to a Selling Stockholder. This prospectus also relates to the issuance by us and resale of up to 4,999,863 shares of our Common Stock upon the exercise of the Public Warrants.

The shares of our Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters in a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Resale Shares being registered under this prospectus. The following table assumes that the Selling Stockholders will sell all of the Resale Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of our Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute its respective shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when required. Any prospectus supplement or amendments to the registration statement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution”.

Up to 4,999,863 shares of our Common Stock issuable upon the exercise of the Public Warrants, which are also covered by this prospectus, are not included in the table below.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of September 30, 2022, by the Selling Stockholders and the number of shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of the offering of the shares for resale. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of our Common Stock outstanding as of September 30, 2022. As of such date, 37,073,346 shares of Common Stock were outstanding.

	Beneficial Ownership Before the Offering		Shares to be	Beneficial Ownership After the Offering
Name and Address of Selling Stockholder(1)	Number of Shares	Percent	Sold in the Offering	Number of Shares	Percent
Abingworth Bioventures VII L.P.(2)	5,628,558	15.2%	5,628,558	—	—
Alexandria Venture Investments, LLC (3)	476,052	1.3%	100,000	376,052	1.0%
Amgen Inc.(4)	2,700,000	7.3%	500,000	2,200,000	5.9%
Amplitude Healthcare Holdings LLC (5)	1,050,000	2.8%	1,050,000	—	—
Apeiron Investment Group Ltd.(6)	250,000	*	250,000	—	—
Avego Healthcare Capital, L.P.(7)	2,453,281	6.6%	2,000,000	453,281	1.2%
Citadel Multi-Strategy Equities Master Fund Ltd. and Citadel CEMF Investments Ltd. (8)	3,730,548	9.9%	4,013,038	—	—
Ernest Mario (9)	30,000	*	30,000	—	—
Federated Hermes Kaufmann Funds (10)	1,500,000	4.0%	1,500,000	—	—
Fredric N. Eshelman (11)	100,000	*	100,000	—	—
Glenn Reicin (12)	15,000	*	15,000	—	—
Jeet Mahal (13)	213,158	*	109,627	103,531	*
John Devane (14)	10,000	*	10,000	—	—
Judith Shizuru (15)	1,275,682	3.4%	1,129,512	146,170	*
Kaiser Foundation Hospitals (16)	600,000	1.6%	600,000	—	—
Kaiser Permanente Group Trust (16)	1,400,000	3.8%	1,400,000	—	—
Kingdon Healthcare Private Equity, LLC (17)	236,000	*	230,000	6,000	*
M. Kingdon Offshore Master Fund, L.P.(18)	304,000	*	270,000	34,000	*
Mario 2002 Grandchildren’s Trust (19)	20,000	*	20,000	—	—
Peter Dolan (20)	25,000	*	25,000	—	—
Qiming U.S. Healthcare Fund II, L.P.(21)	5,852,982	15.8%	5,852,982	—	—
Roche Finance Ltd (22)	4,624,606	12.5%	4,624,606	—	—
Susan Prohaska (23)	1,272,346	3.4%	1,126,176	146,170	*
Velan Capital Partners LP (24)	385,000	1.0%	385,000	—	—
Virinder Nohria 2014 Family Living Trust (25)	57,500	*	50,000	7,500	*
TOTAL	34,209,713	—	31,019,499	3,472,704	—

*	Indicates less than 1%
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065.

(2)	Abingworth Bioventures VII LP (“ABV VII”) is the record holder of the Common Stock reported herein. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management, L.L.C., which is the sole member of Carlyle Genesis UK LLC, which is the principal member of Abingworth LLP. ABV VII has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by ABV VII. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by ABV VII, but each disclaims beneficial ownership of such securities. The address of each of the Carlyle entities listed in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505. The address of Abingworth LLP and ABV VII is 38 Jermyn Street, London, SW1Y 6DN, England, United Kingdom.

(3)	Alexandria Venture Investments, LLC (“Alexandria”) is the record holder of the Common Stock reported herein. The managing member of Alexandria is Alexandria Real Estate Equities, Inc., which has full voting and investment power with respect to the shares owned by Alexandria. The address of the Selling Stockholder is 26 North Euclid Ave., Pasadena, California 91101.
(4)	The mailing address of Amgen Inc. is One Amgen Center Drive, Thousand Oaks, CA 91320. Amgen Inc. and Legacy Jasper are party to that certain Exclusive License Agreement dated November 21, 2019.
(5)	The Sponsor is the record holder of the Common Stock reported herein. Metalmark Amplitude Healthcare Holdings LLC is the managing member of the Sponsor. Howard Hoffen, our former Chairman, and Kenneth Clifford, our former Chief Financial Officer, are partners of Metalmark Capital II LLC, which is the managing member of Metalmark Amplitude Healthcare Holdings LLC. Each of Messrs. Hoffen and Clifford disclaim any beneficial ownership of the reported shares other than to the extent of their respective pecuniary interest therein, directly or indirectly. Balaji Venkataraman, our former Chief Executive Officer, is the managing member of Avego Healthcare Capital Holdings, LLC, which is the general partner of Avego Healthcare Capital, L.P., a member of the Sponsor. Mr. Venkataraman disclaims any beneficial ownership of the reported shares other than to the extent of his pecuniary interest therein, directly or indirectly. In addition, each of Howard Hoffen, Balaji Venkataraman, Kenneth Clifford, Vishal Kapoor, Frederic N. Eshelman, Ernest Mario, Peter Dolan and Glenn Reicin, former directors and officers of ours, is a member of the Sponsor and accordingly has pecuniary interest in the shares reported herein. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. All of the shares of our Common Stock held of record by the Sponsor are currently held in escrow, pursuant to which (A) 250,000 shares will be released from escrow if, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over twenty (20) trading days within any thirty (30) day consecutive trading day period, the volume-weighted average purchase price of our Common Stock (the “Applicable VWAP”) is greater than or equal to $11.50, (B) 500,000 of the shares will be released if, during the Earnout Period, the Applicable VWAP is greater than or equal to $15.00, and (C) 300,000 of the shares will be released if, during the Earnout Period, the applicable VWAP is greater than or equal to $18.00. The address of the Selling Stockholder is 1177 Avenue of the Americas, Fl 40, New York, NY 10036.
(6)	Apeiron Investment Group Ltd. (“Apeiron”) is the record holder of the Common Stock reported herein. Christian Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The address of the Selling Stockholder is Beatrice, 66 & 67, Amery Street, Sliema SLM1707, Malta.
(7)	Avego Healthcare Capital, L.P., a member of the Sponsor, is the record holder of the Common Stock reported herein. Avego Healthcare Capital Holdings, LLC is the general partner of Avego Healthcare Capital, L.P. Mr. Venkataraman is the managing member of Avego Healthcare Capital Holdings, LLC. Mr. Venkataraman disclaims any beneficial ownership of the reported shares other than to the extent of his pecuniary interest therein, directly or indirectly. Mr. Venkataraman is our former Chief Executive Officer. The address the Selling Stockholder is 1055B Powers Place, Alpharetta, GA 30009.

(8)	“Shares to be Sold in the Offering” consists of (i) 2,587,016 shares of our Common Stock held by Citadel Multi-Strategy Equities Master Fund Ltd. (“CEMF”), (ii) 911,022 shares of our Common Stock issuable upon conversion of a like number of shares of our Non-Voting Common Stock held by CEMF, and (iii) 515,000 shares of our Common Stock held by Citadel CEMF Investments Ltd. (“CEMF Investments”). Of the 911,022 shares of our Non-Voting Common Stock held by CEMF, only 628,532 shares are presently convertible into our Common Stock, which is the maximum number of shares of our Common Stock issuable to CEMF upon conversion of our Non-Voting Common Stock as of September 30, 2022, after giving effect to the Beneficial Ownership Limitation (as defined below). In accordance with our Amended and Restated Certificate of Incorporation, in no event shall the holder of shares of class of Non-Voting Common Stock be entitled to convert such shares into our Common Stock for any number of shares of our Common Stock that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock owned by the holder and its affiliates to exceed 9.9% of the outstanding shares of our Common Stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). “Beneficial Ownership before the Offering” for CEMF excludes 282,490 shares of our Common Stock issuable upon shares of Non-Voting Common Stock that are not presently convertible due to the Beneficial Ownership Limitation. CEMF Investments is a wholly-owned subsidiary of CEMF. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager for CEMF and CEMF Investments. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Mr. Kenneth Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or direct the disposition of, the shares identified above. The foregoing shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities referenced herein other than the securities actually owned by such person (if any). The address of Citadel Advisors LLC is 601 Lexington Avenue, New York, NY 10022.

(9)	Consists of: (i) 15,000 shares of our Common Stock held by Ernest Mario, and (ii) 15,000 shares or our Common Stock held by Ernest Mario Fifteen Year Residence Trust. Ernest Mario and Jeremy Mario are the trustees of Ernest Mario Fifteen Year Residence Trust. Ernest Mario served as a member of our Board from November 2019 until September 2021. The address of Ernest Mario and Ernest Mario Fifteen Year Residence Trust is PO Box 445, 20 Fairmount Avenue, Chatham, NJ 07928.

(10)	Beneficial ownership consists of (i) 668,100 shares of our Common Stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, (ii) 18,600 shares of our Common Stock held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series, and (iii) 813,300 shares of our Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (collectively, the “Federated Hermes Kaufmann Funds”). The address of the Federated Hermes Kaufmann Funds is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Hermes, Inc. (the “Federated Hermes Parent”). All of the Federated Hermes Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Trustees, act as trustees. The Federated Hermes Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. Each of the Federated Hermes Parent, its subsidiaries, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities.

(11)	Mr. Eshelman served as a member of our Board from November 2019 until September 2021. The address of the Selling Stockholder is 319 3rd Street, Suite 301, Wilmington, NC 28401.

(12)	Mr. Reicin served as a member of our Board from November 2019 until September 2021. The address of the Selling Stockholder is 179 East Lane, Stamford, CT 06905.

(13)	Mr. Mahal’s holdings consist of (i) 109,627 shares of our Common Stock, and (ii) 103,351 shares of our Common Stock issuable upon exercise of options that are exercisable within 60 days of September 30, 2022. Mr. Mahal is our Chief Financial Officer and Chief Operating Officer.

(14)	Mr. Devane served an advisor to our Sponsor from November 2019 until September 2021. The address of the Selling Stockholder is 12 Mornington Road, Ranelagh Dublin 6 Ireland.

(15)	Dr. Shizuru’s holdings consist of (i) 1,129,512 shares of our Common Stock, of which 988,323 shares are vested or will vest within 60 days of September 30, 2022, and (ii) 146,170 shares of our Common Stock issuable upon exercise of options that are exercisable within 60 days of September 30, 2022. Dr. Shizuru is a member of our Board and is a founder of Legacy Jasper.

(16)	The address of the Selling Stockholder is One Kaiser Plaza — The Ordway Building, Oakland, CA 94612.

(17)	Kingdon Healthcare Private Equity, LLC is the record holder of the Common Stock reported herein. Kingdon Capital Management, LLC is the manager of Kingdon Healthcare Private Equity, LLC. Mark Kingdon is the managing member of Kingdon Capital Management, LLC. The address of each of the entities and individuals referenced in this footnote is Kingdon Capital Management LLC 152 West 57th Street, 50th Floor, New York, NY 10019.

(18)	M. Kingdon Offshore Master Fund L.P. is the record holder of the Common Stock reported herein. Kingdon GP, LLC is the general partner of M. Kingdon Offshore Master Fund L.P. and Kingdon Capital Management, LLC is the investment adviser of M. Kingdon Offshore Master Fund L.P. Mark Kingdon is the managing member of both Kingdon GP, LLC and Kingdon Capital Management, LLC. The address of each of the entities and individuals referenced in this footnote is Kingdon Capital Management LLC 152 West 57th Street, 50th Floor, New York, NY 10019.

(19)	Mario 2002 Grandchildren’s Trust is the record holder of the Common Stock reported herein. Gregory Mario is the trustee of Mario 2002 Grandchildren’s Trust. The address of the Selling Stockholder is PO Box 445, 20 Fairmount Avenue, Chatham, NJ 07928.

(20)	Mr. Dolan served as a member of our Board from November 2019 until September 2021. The address of the Selling Stockholder is 1596 Gore Trail, Edwards, Colorado 81632.

(21)	Qiming U.S. Healthcare Fund II, L.P. is the record holder of the Common Stock reported herein. The general partner of Qiming U.S. Healthcare Fund II, L.P. is Qiming U.S. Healthcare GP II, LLC. Gary Rieschel and Mark D. McDade are the managing partners of Qiming U.S. Healthcare GP II, LLC. Each of Qiming U.S. Healthcare GP II, LLC, Mr. Rieschel and Mr. McDade may be deemed to beneficially own the shares beneficially owned by Qiming U.S. Healthcare Fund II, L.P., but each disclaims beneficial ownership of such shares. The address for each of these entities and individuals is 11100 NE 8th St., Suite 200, Bellevue, WA 98004.

(22)	Roche Finance Ltd is the record holder of the Common Stock reported herein. Roche Finance Ltd is a wholly-owned subsidiary of Roche Holding Ltd, a Swiss corporation whose shares are publicly traded on the Swiss SIX Stock Exchange. The address of the Selling Stockholder is Grenzacherstrasse 122, 4070 Basel, Switzerland.

(23)	Dr. Prohaska’s holdings consist of (i) 1,126,176 shares of our Common Stock, of which 988,323 shares are vested or will vest within 60 days of September 30, 2022, and (ii) 146,170 shares of our Common Stock issuable upon exercise of options that are exercisable within 60 days of September 30, 2022. Dr. Prohaska is a founder of Legacy Jasper. The address of the Selling Stockholder is 101 Laurel Avenue, Menlo Park, CA 94025.

(24)	Velan Capital Partners LP is record holder of the Common Stock reported herein. The general partner of Velan Capital Partners LP is Velan Capital Holdings LLC. Balaji Venkartarman and Adam Morgan are the managing members of Velan Capital Holdings LLC. Each of Messrs Venkataraman and Morgan disclaim any beneficial ownership of the reported shares other than to the extent of his pecuniary interest therein, directly or indirectly. Mr. Venkataraman is our former Chief Executive Officer. The address of the Selling Stockholder is 1055B Powers Place, Alpharetta, GA 30009.

(25)	Consists of: (i) 55,000 shares of our Common Stock held by Virinder Nohria 2014 Family Living Trust (50,000 shares of which are being registered hereby), and (ii) 2,500 shares held by the Mohun Patrick Nohria 2013 Gift Trust, a trust for the benefit of Virinder Nohria’s son. Virinder Nohria is the trustee of the Virinder Nohria 2014 Family Living Trust. The trustees of the Mohun Patrick Nohria 2013 Gift Trust are Balaji Venkataraman and Aashish Nohria. The address of the Selling Stockholder is 120 Emerald Ln, Roswell, GA 30075.

Description of Our Securities

The following summary of certain provisions of our securities does not purport to be complete and is subject to our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and the provisions of applicable law. A copy of our Amended and Restated Certificate of Incorporation and a copy of our Amended and Restated Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), as applicable.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 490,000,000 shares of Common Stock, 2,000,000 shares of Non-Voting Common Stock, and 10,000,000 shares of undesignated preferred stock.

Common Stock

Under our Amended and Restated Certificate of Incorporation, holders of our Common Stock and our Non-Voting Common Stock have identical rights other than with respect to voting and conversion rights, each as described below.

Voting Power

Except as otherwise expressly provided in our Amended and Restated Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Common Stock are entitled to one vote per share of Common Stock, and holders of Non-Voting Common Stock are not entitled to any votes per share of Non-Voting Common Stock, including for the election of directors.

Conversion Rights

Holders of Common Stock do not have conversion rights, while holders of Non-Voting Common Stock shall have the right to convert each share of Non-Voting Common Stock held by such holder into one share of Common Stock at such holder’s election by providing written notice to us, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 9.9% of our Common Stock following such conversion. However, this ownership limitation may be increased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) upon 61 days’ prior written notice to us or decreased to any other percentage designated by such holder of our Non-Voting Common Stock (and applicable only to such holder) at any time upon prior written notice to us. Holders of our Non-Voting Common Stock are also permitted to make certain transfers to non-affiliates upon which such transferred shares would immediately convert to shares of our Common Stock upon the written request of the original holder and the written certification from the transferee holder of its non-affiliation with the original holder of such Non-Voting Common Stock.

Dividends

Holders of our Common Stock are entitled to receive ratably any dividends declared by our Board or a committee thereof out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock. Our Common Stock does not have preemptive rights or other subscription rights or redemption or sinking fund provisions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our Common Stock, subject to any liquidation preference of any then outstanding preferred stock. The holders of Non-Voting Common Stock rank on parity with holders of Common Stock as to such distributions.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that our current Class II directors are serving an initial two-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of our preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the number of shares applicable to any such series of preferred stock and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. As of September 30, 2022, there were no shares of preferred stock outstanding.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board, by the Chairman of our Board, or by our Chief Executive Officer. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Amended and Restated Bylaws, a stockholder’s notice will generally need to be received by the corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with our Amended and Restated Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Amendments to Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class to alter, amend or appeal Articles V (regarding directors), VI (regarding indemnification), VII (exclusive forum) or VIII (regarding amendments of our Amended and Restated Certificate of Incorporation) of our Amended and Restated Certificate of Incorporation (provided that as of September 24, 2024, such reference to “66⅔%” shall be deemed to be “50%”).

Our Amended and Restated Bylaws provide that they may be adopted, amended, or repealed by our stockholders by the affirmative vote of the holders of at least 66⅔% of the voting power of all of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class (provided that as of September 24, 2024, such reference to “66⅔%” shall be deemed to be “50%”).

Removal of Directors

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of any series of preferred stock, directors may be removed at any time, but only for cause and only by the affirmative vote of 66⅔% of the voting power of all then outstanding capital stock entitled to vote generally at an election of directors, voting together as a single class (provided that as of September 24, 2024, such reference to “66⅔%” shall be deemed to be “50%”).

Exclusive Forum Selection

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of actions or proceedings under Delaware statutory or common law: (i) any derivative action or claim brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to our company or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (iv) any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs; (v) any action or claim to interpret, apply, enforce or determine the validity of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and (vi) any action or claim as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Further, pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, these foregoing provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to such provisions.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Amended and Restated Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

Section 203 of the Delaware General Corporation Law

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our Amended and Restated Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, our initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board, and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws require us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors and officers. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws authorize our Board to determine whether to indemnify and advance expenses to, as set forth in the DGCL or any other applicable law, our employees and other agents. Further, our Amended and Restated Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe that these provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against directors us for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Warrants

Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The Public Warrants will expire on September 24, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless the Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed that as soon as practicable, but in no event later than 15 business days, after the Closing, we would use our reasonable best efforts to file, and within 60 business days following the Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants. We filed the registration statement of which this prospectus is a part in order to satisfy the foregoing obligations. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of our Common Stock in connection with the Closing, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants will be issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of our Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the warrant holder.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for the Public Warrants is Continental.

Stock Exchange Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “JSPR” and “JSPRW”, respectively.

Material United States Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock, which we refer to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, S corporations and other pass-through entities for income tax purposes and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such common stock, which generally will be an amount equal to the sum of the holder’s initial investment in the warrant and the exercise price), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation in the reasonably foreseeable future, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Securities Act Restrictions on Resale of our Securities

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we are required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our stockholders prior to the Closing have been able to sell their common stock and warrants, as applicable, pursuant to Rule 144 without registration since September 30, 2022.

Following the recent consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Plan of Distribution

We are registering the shares of our Common Stock previously issued to the Selling Stockholders and shares of our Common Stock issuable upon conversion of our Non-Voting Common Stock previously issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

We are also registering the issuance by us of up to 4,999,863 shares of our Common Stock that are issuable upon exercise of the Public Warrants. We will receive proceeds from the Public Warrants exercised in the event that such Public Warrants are exercised for cash.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Stockholders may use one or more of the following methods when disposing of the shares of Common Stock or interests therein:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	in short sales;

●	in settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	in sales pursuant to Rule 144;

●	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	directly to one or more purchasers;

●	through delayed delivery requirements;

●	by pledge to secured debts and other obligations;

●	in a combination of any such methods of sale; and

●	in any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering this prospectus. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved; it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will incur costs, fees and expenses in effecting the registration of the Resale Shares covered by this prospectus, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent registered public accounting firm and reasonable fees; provided, however, that a Selling Stockholder will pay all underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering), selling commissions or transfer taxes, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act. We may be indemnified by certain of the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this prospectus.

A holder of Public Warrants may exercise its Public Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental, the certificate evidencing such Public Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Public Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Once sold under the registration statement of which this prospectus is a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the shares of our Common Stock being offered by this prospectus has been passed upon for us by Paul Hastings LLP, Palo Alto, California.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Resale Shares being offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 11, 2022, March 16, 2022, March 21, 2022, and June 27, 2022; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

Attn: President and Chief Executive Officer

Phone: (650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Jasper Therapeutics, Inc.

31,019,499 Shares of Voting Common Stock

Up to 4,999,863 shares of Voting Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

              , 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by Jasper Therapeutics, Inc. (the “Registrant”) in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee		$28,928.16
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, transfer agent fees and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Amended and Restated Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s second amended and restated bylaws (the “Amended and Restated Bylaws”) provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions.

The Amended and Restated Bylaws provide that the Registrant may purchase insurance on behalf of any person required or permitted to be indemnified to the extent permitted by the DGCL or any other applicable law. The Registrant has obtained insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims related to various liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Filing Date	Exhibit
2.1+	Business Combination Agreement, dated as of May 5, 2021, by and among Amplitude Healthcare Acquisition Corporation, Ample Merger Sub, Inc., and Jasper Therapeutics, Inc.	8-K	001-39138	5/6/2021	2.1
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39138	9/29/2021	3.1
3.2	Second Amended and Restated Bylaws of the Registrant.	8-K	001-39138	9/29/2021	3.2
4.1	Form of Warrant Agreement, dated November 19, 2019, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39138	11/25/2019	4.1
4.2	Specimen Warrant Certificate.	S-1/A	333-234324	11/6/2019	4.3
5.1†	Opinion of Paul Hastings LLP.
10.1	Form of Subscription Agreement, dated May 5, 2021.	8-K	001-39138	5/6/2021	10.1
10.2	Amended and Restated Registration Rights Agreement, dated September 24, 2021.	8-K	001-39138	9/29/2021	10.2
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2†	Consent of Paul Hastings LLP (included in Exhibit 5.1).
24.1	Power of Attorney.	S-1	333-260306	10/18/2021	24.1

+	The annexes, schedules, and certain exhibits to the Business Combination Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.
*	Filed herewith.
†	Previously filed.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on October 7, 2022.

JASPER THERAPEUTICS, INC.

By:	/s/ Ronald Martell
Ronald Martell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald Martell	President, Chief Executive Officer and Director	October 7, 2022
Ronald Martell	(Principal Executive Officer)

/s/ Jeet Mahal	Chief Operating Officer and Chief Financial Officer	October 7, 2022
Jeet Mahal	(Principal Accounting and Financial Officer)

/s/ William Lis	Chairperson of the Board	October 7, 2022
William Lis

*	Director	October 7, 2022
Anna French, D.Phil.

*	Director	October 7, 2022
Lawrence Klein, Ph.D.

*	Director	October 7, 2022
Christian W. Nolet

*	Director	October 7, 2022
Judith Shizuru, M.D., Ph.D.

*	Director	October 7, 2022
Kurt von Emster

*By	/s/ Jeet Mahal	Director	October 7, 2022
Jeet Mahal
Attorney-in-fact